CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 28, 1997 on the financial statements of Kranzco Realty Trust and our report dated July 2, 1998 on the financial statements of the Southeast Acquisition Properties, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 33-75554 and 33-72076) and on Form S-8 (File Nos. 33-56990 and 33-94294).





Philadelphia, Pa.                       /s/ ARTHUR ANDERSON LLP
   July 17, 1998